Exhibit 22.1

Subsidiary Guarantors

As of December 31, 2025, each of the following subsidiaries of Enbridge Inc. (“Enbridge”), both of which are indirect, wholly-owned subsidiaries of Enbridge, has fully and unconditionally guaranteed on an unsecured, joint and several basis, each of the registered debt securities of Enbridge listed below:

Subsidiary Guarantors

1.
Spectra Energy Partners, LP, a Delaware limited partnership
2.
Enbridge Energy Partners, L.P., a Delaware limited partnership

Registered Debt Securities of Enbridge Guaranteed by each of the Subsidiary Guarantors

1.
1.60% Senior Notes due 2026
2.
5.90% Senior Notes due 2026
3.
4.25% Senior Notes due 2026
4.
5.25% Senior Notes due 2027
5.
3.70% Senior Notes due 2027
6.
4.60% Senior Notes due 2028
7.
6.00% Senior Notes due 2028
8.
4.20% Senior Notes due 2028
9.
5.30% Senior Notes due 2029
10.
3.13% Senior Notes due 2029
11.
4.90% Senior Notes due 2030
12.
6.20% Senior Notes due 2030
13.
4.50% Senior Notes due 2031
14.
5.70% Sustainability-Linked Senior Notes due 2033
15.
2.50% Sustainability-Linked Senior Notes due 2033
16.
5.63% Senior Notes due 2034
17.
5.55% Senior Notes due 2035
18.
5.20% Senior Notes due 2035
19.
4.50% Senior Notes due 2044
20.
5.50% Senior Notes due 2046
21.
4.00% Senior Notes due 2049
22.
3.40% Senior Notes due 2051
23.
6.70% Senior Notes due 2053
24.
5.95% Senior Notes due 2054